SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  September 8, 2006


                    WHITE MOUNTAIN TITANIUM CORPORATION
             (Exact Name of Registrant as Specified in Charter)

           NEVADA                     333-129347              87-057730
(State or Other Jurisdiction    Commission File Number    (IRS Employer
of Incorporation)                                         Identification No.)


2150-1188 West Georgia Street, Vancouver, British Columbia, Canada   V6E 4A2
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:  (604) 408-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of New CFO

     On September 8, 2006, the Board of Directors, by unanimous written consent, appointed Charles E. Jenkins as Chief Financial Officer and designated him as the principal financial officer of the Company.
Mr. Jenkins is 51 years old.

Business Experience of Mr. Jenkins

     From November 2005 through August 2006, Mr. Jenkins served as the Vice-President of Finance for Conor Pacific Canada, Inc., a private merchant bank. From January 2005 until September 2005, he served as Controller and Acting CFO for Metamedia Capital Corp., a magazine publishing company. From May 2003 until December 2004, Mr. Jenkins was self-employed as a consultant providing controller or CFO duties for a number of private companies. From September 2000 until May 2003, Mr. Jenkins was employed as a manager of special projects for Canaccord Capital Corporation. Prior to this, from August 1989 to August 2000, Mr. Jenkins was employed by two brokerage houses in Vancouver and Calgary in a corporate finance capacity. Also, from September 1984 until July 1989, he worked as a Senior Filing Analyst for the British Columbia Securities Commission.

     Mr. Jenkins graduated in 1977 from the University of Victoria, British Columbia, Canada, with a Bachelor of Arts degree in economics. He holds a Certified General Accountant Designation (1983) and is a member CGA BC and CGA Alberta.

Management Services Agreement with Mr. Jenkins

     Effective September 8, 2006, we entered into a one-year renewable Management Services Agreement dated September 1, 2006, with Mr. Jenkins for service as Chief Financial Offering of our company. Under the agreement we have agreed to pay a monthly fee of C$5,000 per month plus Goods and Services Tax in Canada, plus reimbursable out-of-pocket expenses. As additional compensation under the agreement, we granted to him 100,000 five-year options exercisable at $1.25 per share. Vesting for the options will be as follows:
25% as of the date of the agreement and 12.5% as of the end of each three-month period thereafter until fully vested. All options will be subject to the terms, definitions and provisions of our Stock Option Plan. Either party may terminate the agreement without cause upon 90 days' written notice and at any time for cause. The agreement also provides for maintaining the confidentiality of any proprietary information. Mr. Jenkins devotes approximately half of all of his time to the business of our company.

Appointment of New Secretary and Treasurer

     Effective September 8, 2006, Terese Gieselman was appointed to serve as the Secretary and the Treasurer of the company. The Management Services Agreement dated February 6, 2006, with MinCo Corporate Mgmt Inc., a company owned and controlled by Ms. Gieselman, was amended to compensate her for services as Secretary and Treasurer. For accounting, treasury, and secretarial services performed by Ms. Gieselman, the Compensation Committee granted to her five-year options to purchase 100,000 shares of our common stock at $1.25 per share. The options vest as follows: 25% as of the date of the amendment and 12.5% as of the end of each three-month period thereafter until fully vested.

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

Appointment of Executive Chairman

     Concurrent with the appointment of the new Chief Financial Officer and the new Secretary/Treasurer, Brian Flower resigned from such positions and was appointed as Executive Chairman effective September 8, 2006. The Board of Directors authorized him to provide, supervise, or assist in strategic planning, corporate development, funding and marketing, and ore transportation services for us. In addition, he will supervise the Chief Financial Officer and the Secretary, each of whom shall report to him. The Management Services Agreement dated February 6, 2006, with Trio International Capital Corp., an entity partly-owned and controlled by Mr. Flower, was amended to accommodate for the change of office of Mr. Flower.

ITEM 5.03 AMENDMENTS TO BYLAWS

     Effective September 8, 2006, the Board of Directors amended the Bylaws to provide for the position of executive chairman as an executive officer of the company. In the absence of the president or in event of his death, inability or refusal to act, the executive chairman will be authorized to perform the duties of the president. Prior to this amendment, the power to act in the absence of the president resided first with a vice-president. The executive chairman will also be authorized to preside at all meetings of the stockholders and of the directors. Prior to this amendment, the authority to preside at meetings of the stockholders and directors resided principally with the president. The executive chairman will also be authorized to execute documents on behalf of the company.

ITEM 7.01 REGULATION FD DISCLOSURE

     In connection with the appointment of Mr. Jenkins as Chief Financial Officer, we issued a press release on September 12, 2006. A copy of this press release is furnished, but not filed, with this report.

ITEM 8.01 OTHER EVENTS

     On September 1, 2006, the Compensation Committee approved the granting of 100,000 options to Charles E. Jenkins pursuant to a Management Services Agreement by which Mr. Jenkins agreed to provide services as our Chief Financial Officer. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $1.25 per share and vest as follows: 25% as of the date of the agreement and 12.5% as of the end of each three-month period thereafter until fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act. Mr. Jenkins was an accredited investor at the time of the grant. He delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the grant form representing the option. Mr. Jenkins was provided access to information similar to the type of information which would be included in a prospectus. He did not enter into the Management Services Agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction.


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

Mr. Jenkins represented that he had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the grant.

     On September 1, 2006, the Compensation Committee approved the granting of 100,000 options to Terese Gieselman pursuant to a Management Services Agreement by which Ms. Gieselman agreed to provide services as our Chief Financial Officer. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $1.25 per share and vest as follows: 25% as of the date of the agreement and 12.5% as of the end of each three-month period thereafter until fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) of the Act.
Ms. Gieselman was an accredited investor at the time of the grant. She delivered appropriate investment representations with respect to the grant and consented to the imposition of restrictive legends upon the grant form representing the option. Ms. Gieselman was provided access to information similar to the type of information which would be included in a prospectus. She did not enter into the Management Services Agreement with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting and had a preexisting relationship with persons representing our company at the time of the transaction. Ms. Gieselman represented that she had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the option grants. No underwriting discounts or commissions were paid in connection with the grant.

     On September 1, 2006, the Compensation Committee approved the granting of 100,000 options to Natasha Tschischow and 50,000 options to Christian Feddersen for geological services performed on our mining property in Chile. These five-year options were granted pursuant to our stock option plan. The options are exercisable at $1.25 per share and vest as follows: 25% as of the date of the agreement and 12.5% as of the end of each three-month period thereafter until fully vested. The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S. Each of the investors was a non-U.S. person at the time of the sale. The offer and sale of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf. The offering restrictions required pursuant to Regulation S were also implemented. No underwriting discounts or commissions were paid in connection with the offering.

ITEM 9.01 EXHIBITS

     The following exhibits are filed or furnished as a part of this report:

     Exhibit
     No.       Description of Exhibits

     3.1       Current Bylaws

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

     10.1 First Amendment dated September 1, 2006, to Management Services Agreement dated February 6, 2006, with Trio International Capital Corp.

     10.2 Management Services Agreement dated September 1, 2006, with Charles E. Jenkins


     10.3      Management Services Agreement dated February 6, 2006, with
               MinCo Corporate Mgmt Inc., and First Amendment dated September 1, 2006

     99.1      Press Release dated September 12, 2006

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        White Mountain Titanium Corporation

Date:  September 12, 2006               By /s/ Brian Flower
                                           Brian Flower, Executive Chairman


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